Exhibit 8.1

Dentons US LLP 1221 Avenue of the Americas New York, NY 10020-1089 USA T +1 212 768 6700 F +1 212 768 6800

November 27, 2024

Fusemachines Inc.

500 Seventh Avenue, 7th Floor

New York, NY 10018

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as United States counsel to Fusemachines Inc., a Delaware corporation (the “Company”), in connection with the proposed Business Combination (as defined below) contemplated by a Merger Agreement dated January 22, 2024, as amended on August 27, 2024 (as may be further amended and supplemented, the “Merger Agreement”), by and among CSLM Acquisition Corp., a Cayman Islands exempted company limited by shares) (“Parent”), and CSLM Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and Fusemachines Inc., which provides for, among other things, following the domestication of CSLM Acquisition Corp. as a Delaware corporation (the “Domestication”), the merger of Merger Sub with and into Fusemachines Inc., with Fusemachines Inc. surviving the Merger as a wholly owned subsidiary of CSLM Acquisition Corp. (the “Merger”) (collectively, the “Business Combination”).

The Business Combination and certain other related transactions are described in the Registration Statement of CSLM Acquisition Corp. on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), filed on November 27, 2024 as amended through the date hereof (the “Registration Statement”).

In rendering this opinion, we have reviewed the Registration Statement and have assumed with your approval the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the completeness and accuracy of the documents reviewed by us. We have assumed with your approval and have not verified the accuracy of the factual matters and representations set forth in the Registration Statement.

Based on the foregoing and subject to the assumptions, limitations and qualifications stated in the Registration Statement and herein, we hereby confirm and adopt as our opinion the statements of United States federal income tax law on the date hereof as set forth in the Registration Statement under the caption “U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of Fusemachines Securities.”

This opinion is based upon the existing provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published revenue rulings and procedures from the United States Internal Revenue Service (“IRS”) and judicial decisions, all as in effect on the date hereof. Any such authority is subject to change, and any change may be retroactive in effect and may affect our opinion as set forth herein. Our opinion is based on the facts, assumptions and representations set forth in the Registration Statement and this opinion. If any of the facts, assumptions or representations is not true, correct or complete, our opinion may not be applicable. We undertake no responsibility to update this opinion or to advise you of any developments or changes as a result of a change in legal authority, fact, representation, assumption or document, or any inaccuracy in any fact, representation or assumption, upon which this opinion is based, or otherwise.

Our opinion is not binding on the IRS or a court. The IRS may disagree with one or more of our conclusions, and a court may sustain the IRS’s position.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm as counsel to Fusemachines Inc. under the caption “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of Fusemachines Securities” in the Registration Statement, without implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations promulgated thereunder, with respect to any part of the Registration Statement, including this exhibit.

Regards

/s/ Dentons US LLP

Dentons US LLP